Exhibit 99.1

202 West Colorado t P.O. Box B La Grange, Texas 78945 News Release For Information Contact: Tom Adams, 979.968.7261

Texas United Bancshares, Inc. Announces
Third Quarter Earnings

For immediate release: October 31, 2003

     LA GRANGE – Texas United Bancshares, Inc. (Nasdaq: TXUI) today reported third quarter 2003 net income of $1.5 million or $0.55 per diluted share, compared with net income of $591,000 or $0.22 per diluted share for the third quarter of 2002. For the three months ended September 30, 2003, annualized return on average equity was 16.7%.

     Earnings remain on track with budget through the first nine months of 2003. For the first nine months of 2003, net income was $4.1 million or $1.47 per diluted share, up from $3.4 million or $1.30 per diluted share in the first nine months of 2002. The annualized return on average equity was 14.5% for the first nine months of the year.

     On September 8, 2003, the Company announced a three-for-two stock split for shareholders of record on October 1, 2003. Had the stock split occurred during the third quarter, pro forma diluted earnings per share for the three months ended September 30, 2003 would have been $0.37. For the first nine months of 2003, pro forma diluted earnings per share would have been $0.99.

     Other financial results for the quarter included net interest income of $7.0 million before provision for loan losses, up 18.6% from $5.9 million in the third quarter of 2002. For the first nine months of 2003, net interest income before the provision for loan losses was $20.3 million, up 29.3% from $15.7 million in the first nine months of 2002. The net interest margin for the third quarter of 2003 was 4.91% compared with 4.93% for the same period in 2002. Average total loans, including loans held for sale, for the third quarter of 2003 were up $30.6 million, an 8.6% increase from the third quarter of 2002. Average deposits for the third quarter of 2003 were up $25.2 million, a 6.7% increase from the same period in 2002.

     Non-performing assets totaled $1.8 million or 0.49% of loans and other real estate at September 30, 2003 compared to $1.3 million or 0.37% at September 30, 2002. For the first nine months of 2003, net charge-offs were $1.5 million or 0.40% of average total loans, compared to $465,000 or 0.15% for the nine months ended September 30, 2002. The allowance for loan losses totaled $3.9 million and represents 1.04% of total loans at September 30, 2003, compared to 0.92% of total loans at September 30, 2002. The provision for loan losses was $800,000 in the third quarter 2003, compared to $500,000 for the same quarter in 2002.

     Non-interest income was $4.1 million in the third quarter of 2003, compared to $2.2 million for the same period in 2002. The non-interest income for the third quarter of 2003 also includes a $1.0 million reversal on the impairment allowance for mortgage servicing rights. The impairment charge on mortgage servicing rights was recorded in the last two quarters of 2002 and the first quarter of 2003. For the first nine months of 2003, non-interest income was $10.1 million, compared with $7.8 million for the same period in 2002. The residential servicing portfolio has grown $97.8 million or 71.1% since December 31, 2002.

     Non-interest expenses for the third quarter of 2003 were $8.2 million, compared to $6.8 million for the same period in 2002. The increase is mainly attributed to the acquisition of Bryan-College Station, increased mortgage salaries and commissions, and increased cost related to employee benefits. For the first nine months of 2003, non-interest expense was $22.6 million, compared to $17.5 million for the same period in 2002.

     As of September 30, 2003, the Company had total assets of $630.1 million and total deposits of $503.7 million. Equity capital of $36.4 million represented 5.8% of total assets.

     Texas United Bancshares, Inc. is a registered financial holding company that is listed on the Nasdaq National Market under the ticker symbol “TXUI.” State Bank, a wholly owned subsidiary of Texas United Bancshares, Inc., conducts a complete range of banking services in the greater central and south central Texas area. Headquartered in La Grange, State Bank operates 18 full-service banking centers located in the Texas counties of Fayette, Lee, Waller, Atascosa, Comal, Harris, Williamson, Travis, Colorado, Gonzales, and Brazos.

     Except for historical information, certain of the matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the following: general business and economic conditions in the markets Texas United serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in the interest rate environment which could reduce Texas United’s net interest margin; acquisition integration may be more difficult than anticipated; legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry; competitive factors may increase, including product and pricing pressures among financial services organizations; and changes in accounting principles, policies or guidelines. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in the company’s reports and registration statements filed with the Securities and Exchange Commission.

     Copies of the Company’s filings are available on its website www.statebanktx.com under the caption investor relations.

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2003			2002

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

CONDENSED INCOME STATEMENTS
Net interest income	$7,035	$6,793	$6,498	$6,323	$5,859
Provision for possible loan losses	800	500	800	550	500
Non-interest income
Service charges on deposit accounts	1,718	1,689	1,609	1,693	1,518
Net servicing fees	1,401	132	18	353	(263)
Net gains on securities transactions	376	684	231	508	397
Other	654	884	721	1,193	546

Total non-interest income	4,149	3,389	2,579	3,747	2,198
Non-interest expense
Employee compensation and benefits	4,509	4,349	3,456	3,995	3,206
Occupancy	1,214	1,144	1,121	1,179	1,336
Other	2,465	2,166	2,139	3,024	2,235

Total non-interest expense	8,188	7,659	6,716	8,198	6,777

Income before provision for taxes	2,196	2,023	1,561	1,322	780
Income taxes	667	631	430	394	189

Net income	$1,529	$1,392	$1,131	$928	$591

PER SHARE DATA (shares in thousands)
Net income – basic	$0.57	$0.52	$0.43	$0.34	$0.23
Net income — diluted	0.55	0.50	0.41	0.32	0.22
Cash dividends	0.10	0.10	0.10	0.10	0.10
Book value	13.66	14.51	13.92	13.42	13.10
Period-end common shares outstanding	2,664	2,663	2,645	2,640	2,635
Weighted-average shares — basic	2,663	2,652	2,643	2,637	2,589
Weighted-average shares — diluted	2,775	2,759	2,747	2,750	2,703
(Per share data has not been adjusted for the three for two stock split)
SELECTED ANNUALIZED RATIOS
Return on average assets	0.97%	0.93%	0.79%	0.65%	0.44%
Return on average equity	16.70	14.38	12.70	10.56	7.03
Net interest income to average earning assets	4.91	5.16	5.18	5.04	4.93

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2003			2002

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

BALANCE SHEET SUMMARY
Average Balance:
Loans (including loans held for sale)	$384,748	$367,909	$378,671	$373,238	$354,191
Earning assets	568,068	527,609	509,197	495,763	471,851
Total assets	631,398	601,609	581,287	567,099	539,759
Total deposits	501,208	476,178	456,016	443,714	448,782
Shareholders’ equity	36,621	38,728	36,128	34,866	33,638
Period-End Balance:
Net loans (including loans held for sale)	$369,542	$365,930	$354,269	$383,019	$363,569
Earning assets	560,158	543,863	521,431	518,455	490,964
Goodwill and intangible assets	14,259	12,896	12,798	12,821	12,626
Total assets	630,142	614,374	591,661	587,062	558,252
Total deposits	503,706	495,614	474,599	452,919	441,972
Shareholders’ equity	36,396	38,647	36,821	35,418	34,531
ASSET QUALITY
Allowance for loan losses	$3,896	$3,584	$3,593	$3,296	$3,363
As a percentage of period-end loans	1.04%	0.97%	1.00%	0.86%	0.92%
Net charge-offs:	$488	$509	$503	$617	$116
As a percentage of average loans	0.51%	0.55%	0.54%	0.66%	0.13%
(annualized)
Non-performing assets:
Past due and non-accrual loans	$1,373	$1,445	$1,633	$1,669	$1,321
Other real estate	449	369	375	356	20

Total	$1,822	$1,814	$2,008	$2,025	$1,341
As a percentage of:
Total assets	0.29%	0.30%	0.34%	0.34%	0.24%
Total loans plus other real estate	0.49	0.49	0.56	0.53	0.37
CONSOLIDATED CAPITAL RATIOS
Tier 1 risk-based capital ratio	8.09%	8.35%	8.32%	7.97%	8.55%
Total risk-based capital ratio	9.01	9.26	9.27	8.83	9.49
Tier 1 leverage ratio	5.47	5.56	5.52	5.49	5.75

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Nine Months Ended
	September 30

	2003	2002

CONDENSED INCOME STATEMENTS
Net interest income	$20,326	$15,695
Provision for loan losses	2,100	1,350
Non-interest income
Service charges on deposit accounts	5,016	3,927
Net servicing fees	1,551	1,139
Net gain on securities transactions	1,291	949
Other	2,259	1,789

Total non-interest income	10,117	7,804
Non-interest expense
Employee compensation and benefits	12,314	9,140
Occupancy	3,479	2,879
Other	6,770	5,436

Total non-interest expense	22,563	17,455
Income before provision for income taxes	5,780	4,694
Income taxes	1,728	1,278

Net income	$4,052	$3,416

PER SHARE DATA (shares in thousands)
Net income — basic	$1.53	$1.35
Net income — diluted	1.47	1.30
Cash dividends	0.30	0.30
Book value	13.66	13.10
Period-end common shares outstanding	2,664	2,635
Weighted-average shares — basic	2,653	2,523
Weighted-average shares — diluted	2,760	2,637
(Per share data has not been adjusted for the three for two stock split)
SELECTED ANNUALIZED RATIOS
Return on average assets	0.90%	0.96%
Return on average equity	14.54	14.92
Net interest income to average earning assets	5.05	5.02

Texas United Bancshares, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Nine Months Ended
	September 30

	2003	2002

BALANCE SHEET SUMMARY
Average Balance:
Loans (including loans held for sale)	$379,303	$301,121
Earning assets	537,946	417,651
Total assets	602,933	474,351
Total deposits	478,879	394,376
Shareholders’ equity	37,159	30,524
Period-End Balance:
Net loans (including loans held for sale)	$369,542	$363,569
Earning assets	560,158	490,964
Goodwill and intangible assets	14,259	12,626
Total assets	630,142	558,252
Total deposits	503,706	441,972
Shareholders’ equity	36,396	34,531
ASSET QUALITY
Allowance for possible loan losses	$3,896	$3,363
As a percentage of period-end loans	1.04%	0.92%
Net charge-offs:	$1,500	$465
As a percentage of average loans	0.40%	0.15%
Non-performing assets:
Past due and non-accrual loans	$1,373	$1,321
Other real estate	449	20

Total	$1,822	$1,341
As a percentage of:
Total assets	0.29%	0.24%
Total loans plus other real estate	0.49	0.37